                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) June 9, 2005

                            G-III APPAREL GROUP, LTD.
             (Exact name of registrant as specified in its charter)

          DELAWARE                       0-18183                 41-1590959
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

             512 SEVENTH AVENUE, NEW YORK, NY                10018
         (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (212) 403-0500

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d- 2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

APPROVAL OF 2005 STOCK INCENTIVE PLAN

         On June 9, 2005, the stockholders of G-III Apparel Group, Ltd. (the
"Company") approved the Company's 2005 Stock Incentive Plan (the "2005 Plan").

DESCRIPTION OF THE 2005 PLAN

         A total of 500,000 shares of Common Stock will be reserved for issuance in connection with awards granted under the 2005 Plan; provided that, on each
January 31st during the term of the 2005 Plan, without further action by the
Board or the Company's stockholders, the total number of shares of Common Stock available for issuance pursuant to the 2005 Plan shall be automatically increased (but not decreased) to the nearest whole number of shares equal to six percent (6%) of the total number of issued and outstanding shares of Common
Stock on each such date (excluding any shares held in treasury).

         Awards may be granted under the 2005 Plan to any member of the Board
(whether or not an employee of the Company or its affiliates), to any officer or other employee of the Company or its affiliates (including prospective officers and employees) and to any consultant or other independent contractor who performs or will perform services for the Company or its affiliates.

         No more than 200,000 shares of the Company's common stock may be issued pursuant to the exercise of incentive stock options ("ISOs") granted under the
2005 Plan. The number of shares reserved for issuance pursuant to the 2005 Plan and the exercise of ISOs is subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events. Shares subject to awards under the 2005 Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the recipient
(or, if previously delivered, returned to the Company by such recipient) will be available for issuance under the 2005 Plan. Shares withheld in payment of the exercise price or taxes relating to an award under the 2005 Plan and shares equal to the number surrendered in payment of any exercise price or taxes relating to any such award will also be available for issuance under the 2005
Plan. Shares delivered under the 2005 Plan may be either newly-issued or treasury shares.

         No participant may in any year be granted share-based awards of each type authorized under the 2005 Plan relating to no more than his or her "Annual
Share Limit." The Annual Share Limit equals 50,000 shares plus the amount of the participant's unused Annual Share Limit as of the close of the previous year subject to adjustment for stock splits, stock dividends and other extraordinary corporate events.

         The 2005 Plan will be administered by the Compensation Committee of the
Company's Board of Directors (the "Committee"), except that the Board of
Directors may itself act in place of the Committee to administer the 2005 Plan and that determinations with respect to grants to non-employee directors must be made by the Board of Directors. The Committee is permitted to delegate authority to executive officers for the granting of awards, but any action pursuant to delegated authority will be limited to grants to employees, including officers who are below the executive officer level. The 2005 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2005 Plan.

         The Committee is authorized to grant stock options, including ISOs and options that do not qualify as ISOs. Stock appreciation rights ("SARs") may also be granted, entitling the recipient to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the SAR's designated "base price." The exercise price of an option and the base

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price of an SAR will be determined by the Committee, but may not be less than the fair market value of the underlying shares on the date of grant. The
Committee will determine the term of each option and SAR, but the maximum term of each option and SAR will be ten years. Subject to this limit, the times at which each will be exercisable and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares or other property
(which may include through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee.

         The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock.

         Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. The Committee will establish any vesting requirements for deferred stock granted for continuing services.

         The 2005 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the Company's common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards.

         The Committee may also grant performance awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, vested or settleable, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the criteria set forth below for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units, either on an absolute basis or relative to an index:

         (i)    revenues on a corporate or product by product basis;

         (ii)   earnings from operations, earnings before or after taxes,
                earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items;

         (iii)  net income or net income per common share (basic or diluted);

         (iv)   return on assets, return on investment, return on capital, or return on equity;

         (v)    cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

         (vi)   economic value created or added;

         (vii)  operating margin or profit margin; and

         (viii) stock price, dividends or total stockholder return.

         Except as may otherwise be required by law or the requirements of any stock exchange or market upon which the Common Stock may then be listed, the
Company's Board of Directors, acting in its sole discretion and without further action on the part of the stockholders of the

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Company, may amend the 2005 Plan at any time and from time to time and may terminate the 2005 Plan at any time. Unless earlier terminated, the 2005 Plan will terminate on the tenth anniversary of the date on which it is approved by the Company's stockholders.

GRANT OF RESTRICTED STOCK

         On June 15, 2005, the Compensation Committee of the Board of Directors
granted restricted stock to certain of the Company's executive officers as follows: (i) 50,000 shares to Morris Goldfarb, Chief Executive Officer of the
Company, (ii) 25,000 shares to Jeanette Nostra-Katz, President of the Company,
(iii) 25,000 shares to Wayne S. Miller, Senior Vice President, Chief Operating
and Financial Officer, Treasurer and Secretary of the Company, (iv) 4,000 shares to Deborah Gaertner, Vice President - Women's Sales Division of G-III Leather
Fashions, Inc. and (v) 2,000 shares to Keith Sutton Jones, Vice President -
Foreign Manufacturing G-III Leather Fashions, Inc.

         The restricted stock will become vested only if the closing share price on the Nasdaq National Market of the Company's Common Stock for any ten
consecutive trading day period is greater than (i) $11 during the period commencing on the date of grant and ending on the day prior to the first anniversary of the date of grant, (ii) $11.50 during the period commencing on the first anniversary of the date of grant and ending on the day prior to the second anniversary of the date of grant, or (iii) $12 during the period commencing on the second anniversary of the date of grant and ending on the third anniversary of the date of grant. The number of restricted shares and the vesting price will be appropriately adjusted in the event of stock splits, stock dividends and other extraordinary corporate events.

         A copy of the form of restricted stock agreement for these awards under the 2005 Plan is filed herewith as Exhibit 10.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of businesses acquired

None.

(b)  Pro forma financial information

None.

(c)  Exhibits

Exhibit Number             Description
--------------             -----------

10.1                       G-III Apparel Group, Ltd. 2005 Stock Incentive Plan*

10.2                       Form of Restricted Stock Agreement

----------------------------
* Incorporated by reference to Exhibit 4.1 of our registration statement on Form
S-8 filed on June 14, 2005.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              G-III APPAREL GROUP, LTD.

Date: June 15, 2005                           By: /s/ Wayne S. Miller
                                                  ------------------------------
                                                  Name:  Wayne S. Miller
                                                  Title: Chief Financial Officer